Exhibit 99.1
OpenText Reports First Quarter Fiscal Year 2017 Financial Results

•	Total revenue of $492 million, up 13%; up 14% Y/Y in CC

•	Recurring revenues of $431 million, up 12%; up 14% Y/Y in CC

•	Cloud services and subscription revenue of $170 million, up 15%; both Y/Y and in CC

•	License revenue of $61 million, up 18%; up 19% Y/Y in CC

•	GAAP-based EPS, diluted of $7.46, up 2,094% Y/Y; Recognized a significant tax benefit of $876 million this quarter

•	Non-GAAP-based EPS, diluted of $0.86, up 2% Y/Y; up 4% in CC

Waterloo, ON, November 3, 2016 - Open Text Corporation (NASDAQ: OTEX) (TSX: OTC) announced today its financial results for the first quarter ended September 30, 2016.
“OpenText delivered nearly half a billion dollars in quarterly revenues, double digit cloud and license performance, our fastest start to a fiscal year in the company's history. We expect Fiscal 2017 to be a transformative year for OpenText as we strengthen our product offerings with innovation and acquisitions,” said OpenText CEO and CTO, Mark J. Barrenechea. “Our customers are responding well to our digital transformation products and we expect this to translate into double digit revenue growth for the entire year. Within the quarter, we achieved significant milestones with the closing of multiple acquisitions and expect to complete their integrations and improve operations by the end of the fiscal year.”

On September 12, 2016, OpenText entered into a definitive agreement to acquire Dell-EMC's Enterprise Content Division (ECD Business), including Documentum.

"The acquisition of Dell-EMC's ECD Business is progressing according to plan and we expect to close the transaction within an estimated 75 days. Once closed, we expect to strengthen our recurring revenues and correspondingly increase cash flow generation. We are excited about the opportunities which ECD Business brings, and I look forward to welcoming our new customers, employees, and partners to OpenText," said Barrenechea.
Financial Highlights for Q1 FY 2017 with Year Over Year Comparisons

Summary of Quarterly Results
	Q1 FY17	Q1 FY16	$ Change	% Change (Y/Y)		Q1 FY17 in CC*	% Change in CC*
Revenues: (in millions)
Cloud services and subscriptions	$169.7	$147.8	$21.9	14.8%		$170.7	15.5%
Customer support	210.2	185.7	24.5	13.2%		212.8	14.6%
Professional service and other	51.1	49.7	1.4	2.7%		52.0	4.5%
Total Recurring revenues	$431.0	$383.2	$47.8	12.5%		$435.4	13.6%
License	60.7	51.3	9.4	18.2%		61.2	19.2%
Total revenues	$491.7	$434.5	$57.2	13.1%		$496.6	14.3%
GAAP-based operating margin	15.1%	17.6%	n/a	(250)	bps
Non-GAAP-based operating margin (1)	30.8%	34.1%	n/a	(330)	bps	30.6%	(350)	bps
GAAP-based EPS, diluted(2)	$7.46	$0.34	$7.12	2,094.1%
Non-GAAP-based EPS, diluted (1)(3)	$0.86	$0.84	$0.02	2.4%		$0.87	3.6%
Operating cash flows (in millions)	$73.5	$92.7	($19.2)	(20.8)%
(1) Please see note 2 "Use of Non-GAAP Financial Measures" below
(2) Recorded a significant tax benefit in Q1 FY17 of $876.1 million that is specifically tied to the Company's internal reorganization and applied to this quarter only, and as a result, will not continue in future periods.
(3) Please also see note 14 to the Company's Condensed Consolidated Financial Statements on Form 10-Q. Reflective of the amount of net tax benefit arising from the internal reorganization assumed to be allocable to the current period based on the forecasted utilization period.

Note: Individual line items in tables may be adjusted by non-material amounts to enable totals to align to published financial statements.

“In the first quarter of Fiscal 2017, we reported strong year over year results. In constant currency, total revenue grew by 14%, and recurring revenue grew by 14%, supporting an adjusted operating margin of approximately 31% and meeting our target model range," said OpenText CFO, John Doolittle.

"Our balance sheet and liquidity position remain strong with approximately $835 million of cash at the end of the quarter" said Doolittle. "We also completed our internal reorganization of our intellectual property into Canada, which resulted in a significant tax benefit applied to this quarter."

*CC: Constant currency for this purpose is defined as the current period reported revenues/expenses/earnings represented at the prior comparative period's foreign exchange rate.

OpenText Quarterly Business Highlights

•	20 customer transactions over $1 million, 13 OpenText Cloud contract signings and 7 on-premises.

•	Financial, services, technology, and consumer goods industries saw the most demand in cloud and license.

•
New customers in the quarter included IntelliTek Systems, Paychex, Qatar Foundation, Knorr Bremse, House Foods, BGL Group, Gruppo Davide Campari-Milano, Transport for London, Self Regional Healthcare, and BMW Group.

•	OpenText Release 16 EP1 enables digital transformation for Engagement to Insight.

•	OpenText signs definitive agreement to acquire Dell-EMC's Enterprise Content Division, including Documentum.

•	Independent Research Firm Cites OpenText as a Strong Performer in Workforce Optimization Suites.

•	New report names OpenText as a Leader in Digital Asset Management for Customer Experience.

•	OpenText substantially completes acquisition of Customer Communications Management and other assets of HP Inc.

•	OpenText buys Recommind, Inc.

•	OpenText announces voting results for Election of Directors.

Dividend Program Highlights

Cash Dividend
As part of our quarterly, non-cumulative cash dividend program the Board declared on November 3, 2016 a cash dividend of $0.23 per Common Share. The record date for this dividend is December 2, 2016 and the payment date is December 22, 2016. Future declarations of dividends and the establishment of future record and payment dates are subject to the final determination and discretion of our Board of Directors.

Summary of Quarterly Results
	Q1 FY17	Q4 FY16	Q1 FY16	% Change (Q1 FY17 vs Q4 FY16)		% Change (Q1 FY17 vs Q1 FY16)
Revenue (million)	$491.7	$483.8	$434.5	1.6%		13.1%
GAAP-based gross margin	66.6%	68.4%	67.8%	(180)	bps	(120)	bps
GAAP-based operating margin	15.1%	19.3%	17.6%	(420)	bps	(250)	bps
GAAP-based EPS, diluted(2)	$7.46	$0.71	$0.34	950.7%		2,094.1%	(2)
Non-GAAP-based gross margin (1)	71.5%	72.4%	72.6%	(90)	bps	(110)	bps
Non-GAAP-based operating margin (1)	30.8%	32.7%	34.1%	(190)	bps	(330)	bps
Non-GAAP-based EPS, diluted (1)(3)	$0.86	$0.89	$0.84	(3.4)%		2.4%
(1) Please see note 2 "Use of Non-GAAP Financial Measures" below
(2) Recorded a significant tax benefit in Q1 FY17 of $876.1 million that is specifically tied to the Company's internal reorganization and applied to this quarter only and as a result, will not continue in future periods.
(3) Please also see note 14 to the Company's Condensed Consolidated Financial Statements on Form 10-Q. Reflective of the amount of net tax benefit arising from the internal reorganization assumed to be allocable to the current period based on the forecasted utilization period.

Conference Call Information

The public is invited to listen to the earnings conference call today at 5:00 p.m. ET (2:00 p.m. PT) by dialing 1-800-319-4610 (toll-free) or +1-604-638-5340 (international). Please dial-in 15 minutes ahead of time to ensure proper connection. Alternatively, a live webcast of the earnings conference call will be available on the Investor Relations section of the Company's website at http://investors.opentext.com/events.cfm .

A replay of the call will be available beginning November 3, 2016 at 7:00 p.m. ET through 11:59 p.m. November 17, 2016 and can be accessed by dialing 1-855-669-9658 (toll-free) or +1-604-674-8052 (international) and using passcode 0846 followed by the number sign.

Please see below note (2) for a reconciliation of U.S. GAAP-based financial measures used in this press release, to non-U.S. GAAP-based financial measures.

About OpenText
OpenText is the largest independent software provider of Enterprise Information Management (EIM). For more information please visit www.opentext.com.
Cautionary Statement Regarding Forward-Looking Statements
Certain statements in this press release, including statements about the focus of Open Text Corporation (“OpenText” or “the Company”) in our fiscal year ending June 30, 2017 (Fiscal 2017) on growth in earnings and cash flows, creating value through investments in broader Enterprise Information Management (EIM) capabilities, distribution, the Company's presence in the cloud and in growth markets, expected growth in our revenue lines, adjusted operating income and cash flow, its financial condition, results of operations and earnings, announced acquisitions, ongoing tax matters, the anticipated timing and benefits regarding the acquisition of ECD Business, declaration of quarterly dividends, future tax rates, and other matters, may contain words such as "anticipates", "expects", "intends", "plans", "believes", "seeks", "estimates", "may", "could", "would", "might", "will" and variations of these words or similar expressions are considered forward-looking statements or information under applicable securities laws. In addition, any information or statements that refer to expectations, beliefs, plans, projections, objectives, performance or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking, and based on our current expectations, forecasts and projections about the operating environment, economies and markets in which we operate. Forward-looking statements reflect our current estimates, beliefs and assumptions, which are based on management's perception of historic trends, current conditions and expected future developments, as well as other factors it believes are appropriate in the circumstances, such as certain assumptions about the economy, as well as market, financial and operational assumptions. Management's estimates, beliefs and assumptions are inherently subject to significant business, economic, competitive and other uncertainties and contingencies regarding future events and, as such, are subject to change. We can give no assurance that such estimates, beliefs and assumptions will prove to be correct. Such forward-looking statements involve known and unknown risks, uncertainties and other factors and assumptions that may cause the actual results, performance or achievements to differ materially. Such factors include, but are not limited to: (i) the future performance, financial and otherwise, of OpenText; (ii) the ability of OpenText to bring new products and services to market and to increase sales; (iii) the strength of the Company's product development pipeline; (iv) the Company's growth and profitability prospects; (v) the estimated size and growth prospects of the EIM market; (vi) the Company's competitive position in the EIM market and its ability to take advantage of future opportunities in this market; (vii) the benefits of the Company's products and services to be realized by customers; (viii) the demand for the Company's products and services and the extent of deployment of the Company's products and services in the EIM marketplace; (ix) downward pressure on our share price and dilutive effect of future sales or issuances of equity securities (including in connection with the acquisition of the ECD Business and/or other future acquisitions); (x) the Company's financial condition and capital requirements; and (xi) statements about the impact of "OpenText Release 16" and other product releases. The risks and uncertainties that may affect forward-looking statements include, but are not limited to: (i) integration of acquisitions and related restructuring efforts, including the quantum of restructuring charges and the timing thereof; (ii) the potential for the incurrence of or assumption of debt in connection with acquisitions and the impact on the ratings or outlooks of rating agencies on the Company's outstanding debt securities; (iii) the possibility that the Company may be unable to meet its future reporting requirements under the U.S. Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder; (iv) the risks associated with bringing new products and services to market; (v) fluctuations in currency exchange rates; (vi) delays in the purchasing decisions of the Company's customers; (vii) the competition the Company faces in its industry and/or marketplace; (viii) the final determination of litigation, tax audits (including tax examinations in the United States and elsewhere) and other legal proceedings; (ix) potential exposure to greater than anticipated tax liabilities or expenses, including with respect to changes in Canadian, U.S. or international tax regimes; (x) the possibility of technical, logistical or planning issues in connection with the deployment of the Company's products or services; (xi) the continuous commitment of the Company's customers; and (xii) demand for the Company's products and services. For additional information with respect to risks and other factors which could occur, see the Company's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other securities filings with the Securities and Exchange Commission (SEC) and other securities regulators. Readers are cautioned not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. Unless otherwise required by applicable securities laws, the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

For more information, please contact:

Greg Secord
Vice President, Investor Relations
Open Text Corporation
San Francisco: 415-963-0825
gsecord@opentext.com

Copyright ©2016 Open Text. OpenText is a trademark or registered trademark of Open Text. The list of trademarks is not exhaustive of other trademarks. Registered trademarks, product names, company names, brands and service names mentioned herein are property of Open Text. All rights reserved. For more information, visit: http://www.opentext.com/2/global/site-copyright.html_SKU.

OPEN TEXT CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands of U.S. dollars, except share data)

	September 30, 2016	June 30, 2016
ASSETS	(unaudited)
Cash and cash equivalents	$834,944	$1,283,757
Short-term investments	2,726	11,839
Accounts receivable trade, net of allowance for doubtful accounts of $7,270 as of September 30, 2016 and $6,740 as of June 30, 2016	297,537	285,904
Income taxes recoverable	19,954	31,752
Prepaid expenses and other current assets	70,643	59,021
Total current assets	1,225,804	1,672,273
Property and equipment	181,728	183,660
Goodwill	2,595,614	2,325,586
Acquired intangible assets	831,197	646,240
Deferred tax assets	1,100,897	241,161
Other assets	65,533	53,697
Deferred charges	62,512	22,776
Long-term income taxes recoverable	9,025	8,751
Total assets	$6,072,310	$5,154,144
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$233,536	$257,450
Current portion of long-term debt	8,000	8,000
Deferred revenues	389,890	373,549
Income taxes payable	39,203	32,030
Total current liabilities	670,629	671,029
Long-term liabilities:
Accrued liabilities	31,481	29,848
Deferred credits	7,589	8,357
Pension liability	63,691	61,993
Long-term debt	2,137,276	2,137,987
Deferred revenues	46,247	37,461
Long-term income taxes payable	145,787	149,041
Deferred tax liabilities	90,381	79,231
Total long-term liabilities	2,522,452	2,503,918
Shareholders' equity:
Share capital
121,492,067 and 121,404,677 Common Shares issued and outstanding at September 30, 2016 and June 30, 2016, respectively; Authorized Common Shares: unlimited	822,135	817,788
Additional paid-in capital	155,323	147,280
Accumulated other comprehensive income	48,730	46,310
Retained earnings	1,877,639	992,546
Treasury stock, at cost (629,480 shares at September 30, 2016 and 633,647 at June 30, 2016, respectively)	(25,166)	(25,268)
Total OpenText shareholders' equity	2,878,661	1,978,656
Non-controlling interests	568	541
Total shareholders' equity	2,879,229	1,979,197
Total liabilities and shareholders' equity	$6,072,310	$5,154,144

OPEN TEXT CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands of U.S. dollars, except share and per share data)
(unaudited)

	Three Months Ended September 30,
	2016	2015
Revenues:
License	$60,656	$51,331
Cloud services and subscriptions	169,687	147,790
Customer support	210,206	185,667
Professional service and other	51,115	49,747
Total revenues	491,664	434,535
Cost of revenues:
License	3,845	2,681
Cloud services and subscriptions	70,292	58,916
Customer support	25,738	20,508
Professional service and other	41,343	38,064
Amortization of acquired technology-based intangible assets	23,135	19,883
Total cost of revenues	164,353	140,052
Gross profit	327,311	294,483
Operating expenses:
Research and development	58,572	46,440
Sales and marketing	95,148	77,945
General and administrative	38,197	35,569
Depreciation	15,270	12,914
Amortization of acquired customer-based intangible assets	33,608	27,805
Special charges	12,454	17,337
Total operating expenses	253,249	218,010
Income from operations	74,062	76,473
Other income (expense), net	6,699	(4,913)
Interest and other related expense, net	(27,275)	(19,046)
Income before income taxes	53,486	52,514
Provision for (recovery of) income taxes	(859,425)	11,202
Net income for the period	$912,911	$41,312
Net (income) attributable to non-controlling interests	(27)	(26)
Net income attributable to OpenText	$912,884	$41,286
Earnings per share—basic attributable to OpenText	$7.52	$0.34
Earnings per share—diluted attributable to OpenText	$7.46	$0.34
Weighted average number of Common Shares outstanding—basic	121,455	122,160
Weighted average number of Common Shares outstanding—diluted	122,371	122,640
Dividends declared per Common Share	$0.2300	$0.2000

OPEN TEXT CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(In thousands of U.S. dollars)
(unaudited)

	Three Months Ended September 30,
	2016	2015
Net income for the period	$912,911	$41,312
Other comprehensive income—net of tax:
Net foreign currency translation adjustments	1,219	1,723
Unrealized gain (loss) on cash flow hedges:
Unrealized (loss) - net of tax expense (recovery) effect of ($128) and ($1,222), respectively	(355)	(3,390)
(Gain) loss reclassified into net income - net of tax (expense) recovery effect of ($5) and $184, respectively	(17)	512
Actuarial gain (loss) relating to defined benefit pension plans:
Actuarial gain - net of tax expense (recovery) effect of ($593) and $302, respectively	1,538	1,113
Amortization of actuarial loss into net income - net of tax (expense) recovery effect of $62 and $32, respectively	147	83
Unrealized net gain (loss) on short-term investments - net of tax effect of nil, respectively	(112)	15
Total other comprehensive income (loss), net, for the period	2,420	56
Total comprehensive income	915,331	41,368
Comprehensive (income) attributable to non-controlling interests	(27)	(26)
Total comprehensive income attributable to OpenText	$915,304	$41,342

OPEN TEXT CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands of U.S. dollars)
(unaudited)

	Three Months Ended September 30,
	2016	2015
Cash flows from operating activities:
Net income for the period	$912,911	$41,312
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of intangible assets	72,013	60,602
Share-based compensation expense	8,140	6,533
Excess tax expense (benefits) on share-based compensation expense	(5)	216
Pension expense	1,190	1,167
Amortization of debt issuance costs	1,323	1,156
Amortization of deferred charges and credits	2,146	2,617
Deferred taxes	(875,824)	(4,184)
Share in net (income) loss of equity investees	(5,529)	—
Other non-cash charges	1,033	—
Changes in operating assets and liabilities:
Accounts receivable	16,169	52,106
Prepaid expenses and other current assets	(1,189)	5,834
Income taxes and deferred charges and credits	3,221	3,797
Accounts payable and accrued liabilities	(30,599)	(48,322)
Deferred revenue	(26,109)	(32,393)
Other assets	(5,440)	2,281
Net cash provided by operating activities	73,451	92,722
Cash flows from investing activities:
Additions of property and equipment	(20,665)	(17,197)
Proceeds from maturity of short-term investments	9,212	2,255
Purchase of HP Inc. CCM Business	(312,198)	—
Purchase of Recommind, Inc.	(170,107)	—
Purchase of HP Inc. CEM Business	(7,289)	—
Purchase of Actuate Corporation, net of cash acquired	—	(7,701)
Purchase of Informative Graphics Corporation, net of cash acquired	—	(88)
Purchase of ICCM Professional Services Limited, net of cash acquired	—	(2,027)
Other investing activities	(123)	(926)
Net cash used in investing activities	(501,170)	(25,684)
Cash flows from financing activities:
Excess tax (expense) benefits on share-based compensation expense	5	(216)
Proceeds from issuance of Common Shares	5,310	5,252
Repayment of long-term debt and revolver	(2,000)	(2,000)
Debt issuance costs	(1,330)	—
Common Shares repurchased	—	(50,026)
Payments of dividends to shareholders	(27,791)	(23,312)
Net cash used in financing activities	(25,806)	(70,302)
Foreign exchange gain (loss) on cash held in foreign currencies	4,712	(5,950)
Decrease in cash and cash equivalents during the period	(448,813)	(9,214)
Cash and cash equivalents at beginning of the period	1,283,757	699,999
Cash and cash equivalents at end of the period	$834,944	$690,785

Notes

(1)	All dollar amounts in this press release are in U.S. Dollars unless otherwise indicated.

(2)
Use of Non-GAAP Financial Measures: In addition to reporting financial results in accordance with U.S. GAAP, the Company provides certain financial measures that are not in accordance with U.S. GAAP (Non-GAAP).These Non-GAAP financial measures have certain limitations in that they do not have a standardized meaning and thus the Company's definition may be different from similar Non-GAAP financial measures used by other companies and/or analysts and may differ from period to period. Thus it may be more difficult to compare the Company's financial performance to that of other companies. However, the Company's management compensates for these limitations by providing the relevant disclosure of the items excluded in the calculation of these Non-GAAP financial measures both in its reconciliation to the U.S. GAAP financial measures and its consolidated financial statements, all of which should be considered when evaluating the Company's results.

The Company uses these Non-GAAP financial measures to supplement the information provided in its consolidated financial statements, which are presented in accordance with U.S. GAAP. The presentation of Non-GAAP financial measures are not meant to be a substitute for financial measures presented in accordance with U.S. GAAP, but rather should be evaluated in conjunction with and as a supplement to such U.S. GAAP measures. OpenText strongly encourages investors to review its financial information in its entirety and not to rely on a single financial measure. The Company therefore believes that despite these limitations, it is appropriate to supplement the disclosure of the U.S. GAAP measures with certain Non-GAAP measures defined below.
Non-GAAP-based net income and Non-GAAP-based EPS are calculated as net income or earnings per share on a diluted basis, after giving effect to the amortization of acquired intangible assets, other income (expense), share-based compensation, and Special charges (recoveries), all net of tax and any tax benefits/expense items unrelated to current period income, as further described in the tables below. Non-GAAP-based gross profit is the arithmetical sum of GAAP-based gross profit and the amortization of acquired technology-based intangible assets and share-based compensation within cost of sales. Non-GAAP-based gross margin is calculated as Non-GAAP-based gross profit expressed as a percentage of total revenue. Non-GAAP-based income from operations is calculated as income from operations, excluding the amortization of acquired intangible assets, Special charges (recoveries), and share-based compensation expense. Non-GAAP-based operating margin is calculated as Non-GAAP-based income from operations expressed as a percentage of total revenue.
The Company's management believes that the presentation of the above defined Non-GAAP financial measures provides useful information to investors because they portray the financial results of the Company before the impact of certain non-operational charges. The use of the term “non-operational charge” is defined for this purpose as an expense that does not impact the ongoing operating decisions taken by the Company's management and is based upon the way the Company's management evaluates the performance of the Company's business for use in the Company's internal reports. In the course of such evaluation and for the purpose of making operating decisions, the Company's management excludes certain items from its analysis, including amortization of acquired intangible assets, Special charges (recoveries), share-based compensation, other income (expense), and the taxation impact of these items. These items are excluded based upon the manner in which management evaluates the business of the Company and are not excluded in the sense that they may be used under U.S. GAAP.
The Company believes the provision of supplemental Non-GAAP measures allow investors to evaluate the operational and financial performance of the Company's core business using the same evaluation measures that management uses, and is therefore a useful indication of OpenText's performance or expected performance of future operations and facilitates period-to-period comparison of operating performance (although prior performance is not necessarily indicative of future performance). As a result, the Company considers it appropriate and reasonable to provide, in addition to U.S. GAAP measures, supplementary Non-GAAP financial measures that exclude certain items from the presentation of its financial results.
The following charts provide (unaudited) reconciliations of U.S. GAAP-based financial measures to Non-U.S. GAAP-based financial measures for the following periods presented:

Reconciliation of selected GAAP-based measures to Non-GAAP-based measures for the three months ended September 30, 2016. (In thousands except for per share amounts)
	Three Months Ended September 30, 2016
	GAAP-based Measures	GAAP-based Measures % of Total Revenue	Adjustments	Note	Non-GAAP-based Measures	Non-GAAP-based Measures % of Total Revenue
Cost of revenues
Cloud services and subscriptions	$70,292		$(360)	(1)	$69,932
Customer support	25,738		(235)	(1)	25,503
Professional service and other	41,343		(445)	(1)	40,898
Amortization of acquired technology-based intangible assets	23,135		(23,135)	(2)	—
GAAP-based gross profit and gross margin (%) / Non-GAAP-based gross profit and gross margin (%)	327,311	66.6%	24,175	(3)	351,486	71.5%
Operating expenses
Research and development	58,572		(1,743)	(1)	56,829
Sales and marketing	95,148		(2,820)	(1)	92,328
General and administrative	38,197		(2,537)	(1)	35,660
Amortization of acquired customer-based intangible assets	33,608		(33,608)	(2)	—
Special charges (recoveries)	12,454		(12,454)	(4)	—
GAAP-based income from operations and operating margin (%) / Non-GAAP-based income from operations and operating margin (%)	74,062	15.1%	77,337	(5)	151,399	30.8%
Other income (expense), net	6,699		(6,699)	(6)	—
Provision for (recovery of) income taxes	(859,425)		878,017	(7)	18,592
GAAP-based net income / Non-GAAP-based net income, attributable to OpenText	912,884		(807,379)	(8)	105,505
GAAP-based earnings per share / Non-GAAP-based earnings per share-diluted, attributable to OpenText	$7.46		$(6.60)	(8)	$0.86

(1)	Adjustment relates to the exclusion of share-based compensation expense from our Non-GAAP-based operating expenses as this expense is excluded from our internal analysis of operating results.

(2)
Adjustment relates to the exclusion of amortization expense from our Non-GAAP-based operating expenses as the timing and frequency of amortization expense is dependent on our acquisitions and is hence excluded from our internal analysis of operating results.

(3)	GAAP-based and Non-GAAP-based gross profit stated in dollars, and gross margin stated as a percentage of total revenue.

(4)
Adjustment relates to the exclusion of Special charges (recoveries) from our Non-GAAP-based operating expenses as Special charges (recoveries) are generally incurred in the periods following the relevant acquisitions and include one-time, non-recurring charges or recoveries that are not indicative or related to continuing operations, and are therefore excluded from our internal analysis of operating results.

(5)	GAAP-based and Non-GAAP-based income from operations stated in dollars, and operating margin stated as a percentage of total revenue.

(6)
Adjustment relates to the exclusion of Other income (expense) from our Non-GAAP-based operating expenses as Other income (expense) relates primarily to the transactional impact of foreign exchange and is generally not indicative or related to continuing operations and is therefore excluded from our internal analysis of operating results. Other income (expense) also includes our share of income (losses) from our holdings in non-marketable securities investments as a limited partner. We do not actively trade equity securities in these privately held companies nor do we plan our ongoing operations based around any anticipated fundings or distributions from these investments. We exclude gains and losses on these investments as we do not believe they are reflective of our ongoing business and operating results.

(7)
Adjustment relates to differences between the GAAP-based tax recovery rate of approximately 1,607% and a Non-GAAP-based tax rate of approximately 15%; these rate differences are due to the income tax effects of expenses that are excluded for the purpose of calculating Non-GAAP-based adjusted net income. Such excluded expenses include amortization, share-based compensation, Special charges (recoveries) and other income (expense), net. Also excluded are tax benefits/expense items unrelated to current period income such as changes in reserves for tax uncertainties and valuation allowance reserves, and “book to return” adjustments for tax return filings and tax assessments. Included is the amount of net tax benefits arising from the internal reorganization assumed to be allocable to the current period based on the forecasted utilization period. In arriving at our Non-GAAP-based tax rate of approximately 15%, we analyzed the individual adjusted expenses and took into consideration the impact of statutory tax rates from local jurisdictions incurring the expense.

(8)	Reconciliation of GAAP-based net income to Non-GAAP-based net income:

	Three Months Ended September 30, 2016
		Per share diluted
GAAP-based net income, attributable to OpenText	$912,884	$7.46
Add:
Amortization	56,743	0.46
Share-based compensation	8,140	0.07
Special charges (recoveries)	12,454	0.10
Other (income) expense, net	(6,699)	(0.05)
GAAP-based provision for (recovery of ) income taxes	(859,425)	(7.02)
Non-GAAP-based provision for income taxes	(18,592)	(0.16)
Non-GAAP-based net income, attributable to OpenText	$105,505	$0.86

Reconciliation of selected GAAP-based measures to Non-GAAP-based measures for the three months ended June 30, 2016. (In thousands except for per share amounts)
	Three Months Ended June 30, 2016
	GAAP-based Measures	GAAP-based Measures % of Total Revenue	Adjustments	Note	Non-GAAP-based Measures	Non-GAAP-based Measures % of Total Revenue
Cost of revenues
Cloud services and subscriptions	$64,889		$(312)	(1)	$64,577
Customer support	25,237		(269)	(1)	24,968
Professional service and other	41,546		(540)	(1)	41,006
Amortization of acquired technology-based intangible assets	17,994		(17,994)	(2)	—
GAAP-based gross profit and gross margin (%) / Non-GAAP-based gross profit and gross margin (%)	331,031	68.4%	19,115	(3)	350,146	72.4%
Operating expenses
Research and development	53,747		(836)	(1)	52,911
Sales and marketing	95,815		(3,026)	(1)	92,789
General and administrative	33,330		(1,915)	(1)	31,415
Amortization of acquired customer-based intangible assets	29,637		(29,637)	(2)	—
Special charges (recoveries)	10,092		(10,092)	(4)	—
GAAP-based income from operations and operating margin (%) / Non-GAAP-based income from operations and operating margin (%)	93,479	19.3%	64,621	(5)	158,100	32.7%
Other income (expense), net	409		(409)	(6)	—
Provision for (recovery of) income taxes	(14,347)		41,644	(7)	27,297
GAAP-based net income / Non-GAAP-based net income, attributable to OpenText	86,390		22,568	(8)	108,958
GAAP-based earnings per share / Non-GAAP-based earnings per share-diluted, attributable to OpenText	$0.71		$0.18	(8)	$0.89

(1)	Adjustment relates to the exclusion of share-based compensation expense from our Non-GAAP-based operating expenses as this expense is excluded from our internal analysis of operating results.

(2)
Adjustment relates to the exclusion of amortization expense from our Non-GAAP-based operating expenses as the timing and frequency of amortization expense is dependent on our acquisitions and is hence excluded from our internal analysis of operating results.

(3)	GAAP-based and Non-GAAP-based gross profit stated in dollars, and gross margin stated as a percentage of total revenue.

(4)
Adjustment relates to the exclusion of Special charges (recoveries) from our Non-GAAP-based operating expenses as Special charges (recoveries) are generally incurred in the periods following the relevant acquisitions and include one-time, non-recurring charges or recoveries that are not indicative or related to continuing operations, and are therefore excluded from our internal analysis of operating results.

(5)	GAAP-based and Non-GAAP-based income from operations stated in dollars, and operating margin stated as a percentage of total revenue.

(6)
Adjustment relates to the exclusion of Other income (expense) from our Non-GAAP-based operating expenses as Other income (expense) relates primarily to the transactional impact of foreign exchange and is generally not indicative or related to continuing operations and is therefore excluded from our internal analysis of operating results.

(7)
Adjustment relates to differences between the GAAP-based tax recovery rate of approximately 20% and a Non-GAAP-based tax rate of approximately 20%; these rate differences are due to the income tax effects of expenses that are excluded for the purpose of calculating Non-GAAP-based adjusted net income. Such excluded expenses include amortization, share-based compensation, Special charges (recoveries) and other income (expense), net. Also excluded are tax expense items unrelated to current period income such as changes in reserves for tax uncertainties and valuation allowance reserves, and “book to return” adjustments for tax return filings and tax assessments. In arriving at our Non-GAAP-based tax rate of approximately 20%, we analyzed the individual adjusted expenses and took into consideration the impact of statutory tax rates from local jurisdictions incurring the expense.

(8)	Reconciliation of GAAP-based net income to Non-GAAP-based net income:

	Three Months Ended June 30, 2016
		Per share diluted
GAAP-based net income, attributable to OpenText	$86,390	$0.71
Add:
Amortization	47,631	0.39
Share-based compensation	6,898	0.06
Special charges (recoveries)	10,092	0.08
Other (income) expense, net	(409)	—
GAAP-based provision for (recovery of ) income taxes	(14,347)	(0.12)
Non-GAAP-based provision for income taxes	(27,297)	(0.23)
Non-GAAP-based net income, attributable to OpenText	$108,958	$0.89

Reconciliation of selected GAAP-based measures to Non-GAAP-based measures for the three months ended September 30, 2015. (In thousands except for per share amounts)
	Three Months Ended September 30, 2015
	GAAP-based Measures	GAAP-based Measures % of Total Revenue	Adjustments	Note	Non-GAAP-based Measures	Non-GAAP-based Measures % of Total Revenue
Cost of revenues
Cloud services and subscriptions	$58,916		$(281)	(1)	$58,635
Customer support	20,508		(158)	(1)	20,350
Professional service and other	38,064		(453)	(1)	37,611
Amortization of acquired technology-based intangible assets	19,883		(19,883)	(2)	—
GAAP-based gross profit and gross margin (%) / Non-GAAP-based gross profit and gross margin (%)	294,483	67.8%	20,775	(3)	315,258	72.6%
Operating expenses
Research and development	46,440		(752)	(1)	45,688
Sales and marketing	77,945		(3,115)	(1)	74,830
General and administrative	35,569		(1,774)	(1)	33,795
Amortization of acquired customer-based intangible assets	27,805		(27,805)	(2)	—
Special charges (recoveries)	17,337		(17,337)	(4)	—
GAAP-based income from operations and operating margin (%) / Non-GAAP-based income from operations and operating margin (%)	76,473	17.6%	71,558	(5)	148,031	34.1%
Other income (expense), net	(4,913)		4,913	(6)	—
Provision for (recovery of) income taxes	11,202		14,569	(7)	25,771
GAAP-based net income / Non-GAAP-based net income, attributable to OpenText	41,286		61,902	(8)	103,188
GAAP-based earnings per share / Non-GAAP-based earnings per share-diluted, attributable to OpenText	$0.34		$0.50	(8)	$0.84

(1)	Adjustment relates to the exclusion of share-based compensation expense from our Non-GAAP-based operating expenses as this expense is excluded from our internal analysis of operating results.

(2)
Adjustment relates to the exclusion of amortization expense from our Non-GAAP-based operating expenses as the timing and frequency of amortization expense is dependent on our acquisitions and is hence excluded from our internal analysis of operating results.

(3)	GAAP-based and Non-GAAP-based gross profit stated in dollars, and gross margin stated as a percentage of total revenue.

(4)
Adjustment relates to the exclusion of Special charges (recoveries) from our Non-GAAP-based operating expenses as Special charges (recoveries) are generally incurred in the periods following the relevant acquisitions and include one-time, non-recurring charges or recoveries that are not indicative or related to continuing operations, and are therefore excluded from our internal analysis of operating results.

(5)	GAAP-based and Non-GAAP-based income from operations stated in dollars, and operating margin stated as a percentage of total revenue.

(6)
Adjustment relates to the exclusion of Other income (expense) from our Non-GAAP-based operating expenses as Other income (expense) relates primarily to the transactional impact of foreign exchange and is generally not indicative or related to continuing operations and is therefore excluded from our internal analysis of operating results.

(7)
Adjustment relates to differences between the GAAP-based tax rate of approximately 21% and a Non-GAAP-based tax rate of approximately 20%; these rate differences are due to the income tax effects of expenses that are excluded for the purpose of calculating Non-GAAP-based adjusted net income. Such excluded expenses include amortization, share-based compensation, Special charges (recoveries) and other income (expense), net. Also excluded are tax expense items unrelated to current period income such as changes in reserves for tax uncertainties and valuation allowance reserves, and “book to return” adjustments for tax return filings and tax assessments. In arriving at our Non-GAAP-based tax rate of approximately 20%, we analyzed the individual adjusted expenses and took into consideration the impact of statutory tax rates from local jurisdictions incurring the expense.

(8)	Reconciliation of GAAP-based net income to Non-GAAP-based net income:

	Three Months Ended September 30, 2015
		Per share diluted
GAAP-based net income, attributable to OpenText	$41,286	$0.34
Add:
Amortization	47,688	0.39
Share-based compensation	6,533	0.05
Special charges (recoveries)	17,337	0.14
Other (income) expense, net	4,913	0.04
GAAP-based provision for (recovery of ) income taxes	11,202	0.09
Non-GAAP-based provision for income taxes	(25,771)	(0.21)
Non-GAAP-based net income, attributable to OpenText	$103,188	$0.84

(3)	The following tables provide a composition of our major currencies for revenue and expenses, expressed as a percentage, for the three months ended September 30, 2016 and 2015:

	Three Months Ended September 30, 2016		Three Months Ended September 30, 2015
Currencies	% of Revenue	% of Expenses*	% of Revenue	% of Expenses*
EURO	22%	14%	23%	14%
GBP	7%	7%	9%	8%
CAD	4%	12%	4%	13%
USD	58%	53%	54%	49%
Other	9%	14%	10%	16%
Total	100%	100%	100%	100%

*Expenses include all cost of revenues and operating expenses included within the Consolidated Statements of Income, except for amortization of intangible assets, share-based compensation and Special charges (recoveries).